                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  DISC, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   DISC, INC.
                              372 TURQUOISE STREET
                               MILPITAS, CA 95035
                                 (408) 934-7000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                          TO BE HELD NOVEMBER 9, 2000

     The 2000 Annual Meeting of Shareholders of DISC, Inc., a California corporation (the "Company"), will be held at the Company's facility located at 372 Turquoise Street, Milpitas, California on Thursday, November 9, 2000 beginning at 9:00 a.m. local time, for the following purposes:

          1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

          2. To approve and ratify an amendment to the Company's 1990 Stock Plan (the "1990 Plan"), as amended most recently in 1999, to increase the number of shares of Common Stock issuable and reserved for issuance thereunder by 250,000 shares, bringing the total number of shares of Common Stock subject thereto to 1,600,000.

          3. To approve and ratify an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan"), to increase the number of shares of Common Stock issuable and reserved for issuance thereunder by 100,000 shares, bringing the total number of shares of Common Stock subject thereto to 250,000.

          4. To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000.

          5. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 27, 2000 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          J. Richard Ellis
                                          President and Chief Executive Officer

Milpitas, California
September 30, 2000

                                PROXY STATEMENT
                                       OF
                                   DISC, INC.

GENERAL

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of DISC, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's facility at 372 Turquoise Street, Milpitas, California 95035, on Thursday, November 9, 2000 at 9:00 A.M., local time, and any and all postponements or adjournments thereof. The purposes of the annual meeting are set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. These proxy materials are being mailed on or about October 6, 2000 to all holders of the Company's Common Stock, and Series C through Y Preferred Stock ("Preferred Stock") of record as of September 27, 2000.

PERSONS MAKING THE SOLICITATION

     THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF THE COMPANY ON BEHALF OF THE COMPANY. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

VOTING AT THE MEETING

     Holders of record of the Company's Common Stock and Preferred Stock at the close of business on September 27, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On that date, 3,815,009 shares of Common Stock, 372,296 shares of Series C Preferred Stock, 444,444 shares of Series D Preferred Stock, 500,000 shares of Series E Preferred Stock, 250,000 shares of Series F Preferred Stock, 110,000 shares of Series G Preferred Stock, 26,109 shares of Series H Preferred Stock, 167,065 shares of Series I Preferred Stock, 244,966 shares of Series J Preferred Stock, 235,110 shares of Series K Preferred Stock, 199,275 shares of Series L Preferred Stock, 179,372 shares of Series M Preferred Stock, 666,667 shares of Series N Preferred Stock, 1,320,755 shares of Series O Preferred Stock, 36,585 shares of Series P Preferred Stock, 112,097 shares of Series Q Preferred Stock, 86,207 shares of Series R Preferred Stock, 96,875 shares of Series S Preferred Stock, 16,089 shares of Series T Preferred Stock, 38,961 shares of Series U Preferred Stock, 66,038 shares of Series V Preferred Stock, 30,201 shares of Series W Preferred Stock, 32,800 shares of Series X Preferred Stock and 47,308 shares of Series Y Preferred Stock were issued and outstanding. Each share of Common Stock has one vote. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's outstanding shares of Preferred Stock vote together with the Common Stock on all matters except as required by law, and each share of Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible. Each share of the Company's Series C, D, E, I, J, K, L, M, N and O Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G, H, P, Q, R, S, T, U, V, W, X and Y Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share.

     An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal nor as votes present and voting on the proposal.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of September 27, 2000, as to (a) all directors and nominees for director, (b) the named executive officers identified in the Summary Compensation Table located at page [6], (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Each share of the Company's Series C, Series D, Series E and Series I through Series O Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G, Series H and Series P through Series Y Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share. Because the Company's outstanding Preferred Stock votes together with and has the same rights to cumulative voting as the Common Stock, the number of shares held by each beneficial owner includes all shares of Common Stock and Preferred Stock on an as-if-converted basis, and "Percentage of Class" represents the percentage of the total of the Company's Common Stock and Preferred Stock, on an as-if-converted basis, issued and outstanding as of September 27, 2000, held by each such beneficial owner. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock and Preferred Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                NAME AND ADDRESS                  AMOUNT AND NATURE OF    PERCENT
              OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    OF CLASS
              -------------------                 --------------------    --------
MK Global Ventures+.............................          769,558(1)         4.3%
MK Global Ventures II+..........................          769,250(2)         4.3%
MK GVD Fund+....................................       14,082,554(3)        79.3%
Michael D. Kaufman+.............................       15,671,362(4)        87.7%
Frank T. Connors++..............................          132,558(5)           *
J. Richard Ellis++..............................          145,313(6)           *
F. Rigdon Currie++..............................           50,000(7)           *
Arch J. McGill++................................           50,000(7)           *
Michael A. McManus, Jr.++.......................           62,500(7)           *
Brian Irvine++..................................           45,959(8)           *
Robert Cellucci++...............................           32,292(9)           *
Henry Madrid++..................................           62,953(9)           *
Directors and Executive Officers as a group (ten
  (10) persons).................................       16,262,937(10)       88.9%

---------------
 *  Less than 1%

 + The address of such beneficial owner is 2471 E. Bayshore Road, Palo Alto, CA 94303.

 ++ The address of such beneficial owner is c/o DISC, Inc., 372 Turquoise Street, Milpitas, CA 95035.

(1) MK Global Ventures beneficially owns 759,093 shares of Common Stock and 10,465 shares of Series C Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the Series C Preferred Stock.

(2) MK Global Ventures II beneficially owns 310,462 shares of Common Stock; 361,831 shares of Series C Preferred Stock and 77,566 shares of Series I Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the Series C and Series I Preferred Stock. Beneficial ownership also includes warrants for 19,391 shares of Common Stock exercisable on October 31, 2000 or within 60 days thereafter.

 (3) MK GVD Fund beneficially owns 595,049 shares of Common Stock; 333,333 shares, of the Series D Preferred Stock; 375,000 shares of the Series E Preferred Stock; 250,000 shares of the Series F Preferred Stock; 97,500 shares of the Series G Preferred Stock; 26,109 shares of the Series H Preferred Stock; 89,499 shares of the Series I Preferred Stock; 244,966 shares of the Series J Preferred Stock; 235,110 shares of the Series K Preferred Stock; 199,275 shares of the Series L Preferred Stock; 179,372 shares of the Series M Preferred Stock; 666,667 shares of the Series N Preferred Stock; 1,320,755 shares of the Series O Preferred Stock; 36,585 shares of the Series P Preferred Stock; 112,097 shares of the Series Q Preferred Stock; 86,207 shares of the Series R Preferred Stock; 96,875 shares of the Series S Preferred Stock; 16,089 shares of the Series T Preferred Stock; 38,961 shares of the Series U Preferred Stock; 66,038 shares of the Series V Preferred Stock; 30,201 shares of the Series W Preferred Stock; 32,800 shares of the Series X Preferred Stock; and 47,308 shares of the Series Y Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the different series of Preferred Stock. Beneficial ownership also includes warrants for 2,475,832 shares of Common Stock exercisable on October 31, 2000 or within 60 days thereafter.

 (4) Includes Common Stock and Preferred Stock beneficially owned by MK Global Ventures, MK Global Ventures II and MK GVD Fund, as separately described in notes (1), (2) and (3) above. Mr. Kaufman is the managing general partner of each of those funds. Beneficial ownership also includes warrants and stock options for 2,495,223 shares of Common Stock exercisable on October 31, 2000 or within 60 days thereafter.

 (5) Includes 75,000 shares of Common Stock issuable upon exercise of stock options exercisable on October 31, 2000 or within 60 days thereafter.

 (6) Includes 131,250 shares of Common Stock issuable upon exercise of stock options exercisable on October 31, 2000 or within 60 days thereafter.

 (7) Includes 50,000 shares of Common Stock issuable upon exercise of stock options exercisable on October 31, 2000 or within 60 days thereafter.

 (8) Includes 41,979 shares of Common Stock issuable upon exercise of stock options exercisable on October 31, 2000 or within 60 days thereafter.

 (9) Includes 32,292 shares of Common Stock issuable upon exercise of stock options exercisable on October 31, 2000 or within 60 days thereafter.

(10) Includes 526,876 shares of Common Stock issuable upon exercise of stock options and warrants for 2,495,223 shares of Common Stock exercisable on October 31, 2000 or within 60 days thereafter.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXY

     When the proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" the amendment to the 1990 Stock Plan, "FOR" the amendment to the Non-Employee Director Plan, "FOR" the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder. A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of Shareholders or until his successor has been elected and qualified. Election of the six nominees to the Board of Directors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

     In accordance with California law, each shareholder voting in the election of directors may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting or to distribute those votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Votes against any candidate and votes withheld shall have no legal effect.

     The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies. In the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the management nominees to the Board of Directors as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them are set forth below:

                   NAME                     AGE              POSITIONS HELD
                   ----                     ---              --------------
J. Richard Ellis..........................  55     Chairman of the Board, President
                                                   and Chief Executive Officer
Frank T. Connors..........................  66     Director and Secretary
Michael D. Kaufman........................  59     Director
F. Rigdon Currie..........................  70     Director
Arch J. McGill............................  68     Director
Michael A. McManus, Jr....................  57     Director

     J. RICHARD ELLIS joined the Company as President and Chief Operating Officer in July 1994 and became Chief Executive Officer in January 1995. Mr. Ellis was appointed to the Board of Directors on July 13, 1994 and became Chairman of the Board of Directors in August 1996.

     FRANK T. CONNORS has been a director of the Company since June 1988 and Secretary of the Company since May 1990. From May 1990 to December 1994, Mr. Connors was Chief Executive Officer of the Company. Mr. Connors is Chairman of the Board of Directors of STM Wireless, Inc., a manufacturer of satellite communication networks.

     MICHAEL D. KAUFMAN became a director of the Company in December 1988. Since October 1987, he has been the Managing General Partner of MK Global Ventures, MK Global Ventures II and MK GVD FUND of Palo Alto, California, venture capital firms specializing in early-stage and start-up financing of high technology companies. Mr. Kaufman also serves on the Boards of Directors of Davox Corp., a telecommunications company, Hypermedia Communications, Inc., which publishes Newmedia magazine, a periodical dedicated to interactive multimedia technology, Syntellect Inc., a telecommunications company, and Asante Technologies Inc., a networking company.

     F. RIGDON CURRIE became a director of the Company in December 1988. Since February 1988, he has been Special Limited Partner of MK Global Ventures II and MK GVD FUND. Mr. Currie serves on the Board of Directors of Minolta/QMS Inc., a manufacturer of monochrome and color laser printers, Synbiotics Corporation, a manufacturer of animal health test kits and instruments and several private companies.

     ARCH J. McGILL became a director of the Company in August 1993. Since October 1985, he has been President of Chardonnay, Inc., a venture capital investment and executive business advisory services company. Mr. McGill serves on the Boards of Directors of ACT Networks, Inc., a manufacturer of network access products, and CIBER, Inc., a provider of system integration services.

     MICHAEL A. McMANUS, JR. became a director of the Company in August 1993. He is presently the President and Chief Executive Officer of Misonix, Inc., a medical device company. From November 1991 to March 1998, he was President and Chief Executive Officer of New York Bancorp, Inc., the holding company for Home Federal Savings Bank. Mr. McManus also serves on the Boards of Directors of National Wireless Holdings Inc., a communications company, Novavax, Inc., a biopharmaceutical company, Haven Bancorp, a bank holding company, and the United States Olympic Committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during 1999 with 100% attendance at each meeting with the exception of Frank Connors, who was absent from one meeting. The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which consists of Messrs. Connors, McManus and Currie, held one meeting during 1999 with 100% attendance. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. McManus, Connors and McGill, held one meeting during 1999, with 100% attendance.

OTHER EXECUTIVE OFFICERS

     HENRY MADRID, 43, a certified public accountant, joined the Company as Vice President of Finance and Chief Financial Officer in January 1990.

     BRIAN IRVINE, 54, joined the Company in April 1990, and has held various engineering positions in the Company including Director of Engineering before being promoted to Vice President of Engineering in December 1997.

     ROBERT CELLUCCI, 57, joined the Company in February 1998 as the Vice President of Operations. Prior to joining the Company, from 1994 to August 1997, Mr. Cellucci served as the Vice President of Operations at Ion Systems, a manufacturer of static control equipment and systems, and from September 1997 to January 1998 served as Manufacturing and Materials consultant for Cyberdent, a dental equipment start-up.

     There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1999, 1998 and 1997 to the Company's Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation that exceeded $100,000 in fiscal year 1999 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                       -----------------------------
                                               ANNUAL COMPENSATION     SECURITIES
                                               --------------------    UNDERLYING       ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR    SALARY($)(1)    OPTIONS(2)    COMPENSATION($)
         ---------------------------           ----    ------------    ----------    ---------------
J. Richard Ellis.............................  1999      165,000             --           1,000(3)
President and Chief Executive Officer          1998      157,000        225,000+          1,000(3)
                                               1997      152,000         75,000           1,000(3)
                                               ----      -------        -------           -----
Henry Madrid.................................  1999      116,000             --           1,000(3)
Vice President, Finance and                    1998      115,000         50,000+          1,000(3)
Chief Financial Officer                        1997      108,000         50,000           1,000(3)
                                               ----      -------        -------           -----
Brian Irvine.................................  1999      114,000             --           1,000(3)
Vice President, Engineering                    1998      109,000         65,000+          1,000(3)
                                               1997       99,000         50,000           1,000(3)
                                               ----      -------        -------           -----
Robert Cellucci..............................  1999      109,000             --           1,000(3)
Vice President, Operations(4)                  1998       97,000         50,000           1,000(3)
                                               1997           --             --           1,000(3)
                                               ====      =======        =======           =====

---------------
 + Option grants reflect repricing of options previously granted pursuant to the Company's 1990 Stock Plan.

(1) No bonuses were paid during 1999.

(2) Options are awarded pursuant to the Company's Stock Plan, which is administered by the Board of Directors. The Board of Directors determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants.

(3) The amounts shown represent life insurance premiums paid by the Company.

(4) Mr. Cellucci joined the Company in February 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to any named executive officers during fiscal 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information on the value of options exercised in fiscal 1999 and the value of unexercised in-the-money options held by the named executive officers as of December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
J. Richard Ellis...............      --          --         89,063         135,938       $117,000       $178,000
Henry Madrid...................      --          --         19,792          30,208       $ 26,000       $ 40,000
Brian Irvine...................      --          --         25,729          39,271       $  34,00       $ 52,000
Robert Cellucci................      --          --         19,792          30,208       $ 26,000       $ 40,000

---------------
(1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1999 on the NASDAQ Small Cap Market System was $2.063.

COMPENSATION OF DIRECTORS

     Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, each non-employee director receives an initial grant of options to purchase 25,000 shares of the Company's Common Stock upon commencement of service as a director. In addition to the initial grant of 25,000 options, each non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock during each year of service as a director commencing with fiscal year 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Frank T. Connors, Michael A. McManus, Jr. and F. Rigdon Currie comprised the Board's Compensation Committee during fiscal 1999. Mr. Connors has been Secretary of the Company since May 1990 and was Chief Executive Officer of the Company from May 1990 to December 1994. Neither Mr. McManus nor Mr. Currie was during fiscal 1999 an officer or employee of the Company, and neither has been an officer or employee of the Company. See "Certain Relationships and Related Transactions" below for a discussion of certain relationships and transactions between Mr. Currie and the Company. During fiscal year 1999, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1999 were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the quarter ended March 31, 1999, the Company issued $325,000 in principal amount of subordinated convertible debentures to MK GVD Fund. On March 31, 1999, such debentures were converted into 16,089 shares of the Series T Preferred Stock, each initially convertible into ten shares of Common Stock at a price of $2.02 per share, and warrants to purchase 40,222 shares of Common Stock at an exercise price of $2.53.

     During the quarter ended June 30, 1999, the Company issued $600,000 in principal amount of subordinated convertible debentures to MK GVD Fund. On June 30, 1999, such debentures were converted into 38,961 shares of the Series U Preferred Stock, each initially convertible into ten shares of Common Stock at a price of $1.54 per share, and warrants to purchase 97,402 shares of Common Stock at an exercise price of $1.93.

     During the quarter ended September 30, 1999, the Company issued $700,000 in principal amount of subordinated convertible debentures to MK GVD Fund. On September 30, 1999, such debentures were converted into 66,038 shares of the Series V Preferred Stock, each initially convertible into ten shares of Common Stock at a price of $1.06 per share, and warrants to purchase 165,094 shares of Common Stock at an exercise price of $1.33.

     During the quarter ended December 31, 1999, the Company issued $450,000 in principal amount of subordinated convertible debentures to MK GVD Fund. On December 31, 1999, such debentures were converted into 30,201 shares of the Series W Preferred Stock, each initially convertible into ten shares of Common Stock at a price of $1.49 per share, and warrants to purchase 75,503 shares of Common Stock at an exercise price of $1.86.

     The above transactions were unanimously approved by the Board of Directors of the Company. Michael D. Kaufman, a director of the Company, is the managing general partner of MK GVD Fund and MK Global Ventures II and beneficial owner of more than 5% of the voting stock of the Company. F. Rigdon Currie, a director of the Company, was, and continues to be, special limited partner of MK GVD Fund and MK Global Ventures II. However, the Company believes that the terms and provisions of the above transactions were as fair to the Company as they could have been if made with unaffiliated third parties.

                                  PROPOSAL TWO

                     AMENDMENT TO COMPANY'S 1990 STOCK PLAN

     Subject to approval by the Company's shareholders, the Board of Directors amended the Company's 1990 Stock Plan (the "1990 Plan") on August 17, 2000 to increase the number of shares of Common Stock issuable under the 1990 Plan by 250,000 shares of Common Stock, and to reserve the additional shares for issuance under the 1990 Plan, bringing the total number of shares of Common Stock subject to the 1990 Plan to 1,600,000.

     Approval of the adoption of the amendment to the 1990 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1990 PLAN ADDING 250,000 SHARES OF COMMON STOCK TO THE POOL OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

     The essential features of the 1990 Plan are summarized below. The summary does not purport to be a complete description of the 1990 Plan. The Company's shareholders may obtain a copy of the 1990 Plan upon written request to the Secretary of the Company.

PLAN ACTIVITY

     As of September 27, 2000, without taking into account the proposed amendments to the 1990 Plan, 137,064 shares remained available for future grants from the 1,350,000 shares currently reserved for issuance under the Company's 1990 Stock Plan.

     The table under the caption "Option Grants in Last Fiscal Year" provides information with respect to the grant of options under the 1990 Plan to the Chief Executive Officer and the named executive officers during fiscal year 1999. The following table sets forth additional information with respect to options granted under the 1990 Plan during fiscal year 1999 to certain groups:

                                                              WEIGHTED AVERAGE   OPTIONS
                                                               EXERCISE PRICE    GRANTED
                                                              ----------------   -------
All executive officers as a group...........................          --             --
All employees, including all current officers who are not
  executive officers, as a group............................       $1.54         64,000

GENERAL NATURE AND PURPOSE

     The 1990 Plan was adopted by the Board of Directors in November 1990 and approved by the Company's shareholders on October 21, 1991. On April 29, 1993, the Board of Directors adopted an amendment to the 1990 Plan increasing the authorized number of shares of Common Stock issuable under the 1990 Plan to 900,000 shares, which amendment was approved by the Company's shareholders on September 21, 1993. On May 10, 1995 the Board of Directors adopted an amendment to the 1990 Plan increasing the authorized number of shares of Common Stock issuable under the 1990 Plan, as amended, to 1,150,000 shares, which amendment was approved by the Company's shareholders on August 10, 1995. On June 3, 1999 the Board of Directors adopted an amendment to the 1990 Plan increasing the authorized number of shares of Common

Stock issuable under the 1990 Plan, as amended, to 1,350,000, which amendment was approved by the Company's shareholders on August 5, 1999. The Company has reserved 1,350,000 shares of its Common Stock for issuance under the 1990 Plan.

     The 1990 Plan provides for the grant by the Company of (i) options for the purchase of Common Stock and (ii) restricted shares of Common Stock to the Company's officers and employees, including directors who are also employees, and also to consultants with important business relationships with the Company. At June 26, 1999, five (5) executive officers (including the Chief Executive Officer who is also a Director), and approximately fifty (50) employees of the Company were eligible to participate in the 1990 Plan. The 1990 Plan currently is administered by the Board of Directors. The Board of Directors has broad discretion, subject to the terms of the 1990 Plan, to determine who is entitled to receive options or restricted shares under the 1990 Plan, the terms and conditions under which options or restricted shares are to be granted, the vesting periods of such options and restricted shares and the number of shares of Common Stock subject to options or restricted shares and the repurchase rights with respect thereto. The Board of Directors also has discretion to determine the nature of the consideration to be to be paid upon the exercise of an option or purchase of a restricted share granted under the 1990 Plan. Shares issuable under the 1990 Plan are issued by the Company and are not purchased in the open market by the Company. No fees, commissions, or other charges are paid in connection with such issuances.

     Options granted under the 1990 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options," as determined by the Board of Directors at the time of grant. Incentive stock options, however, may not be to any person who is not an officer or employee of the Company.

     Options may be granted under the 1990 Plan for terms of up to 10 years, and the exercise price in the case of incentive stock options granted under the 1990 Plan must be at least equal to the fair market value of the Common Stock as of the date of grant; provided, however, that if the person to whom incentive stock options are granted owns 10% or more of the outstanding voting stock of the Company, the exercise price must be at least equal to 110% of the fair market value of the Common Stock as of the date of grant and for terms not to exceed five (5) years. To the extent that the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1990 Plan (and any other plans of the Company) exceeds $100,000, such excess options shall be treated as non-statutory stock options. No other limitation exists with respect to the amount of stock options or restricted shares that may be granted to any participant in the 1990 Plan.

     The purposes of the 1990 Plan are to enable the Company to retain the services of existing executive personnel and key employees of the Company, to attract and retain competent new executive personnel and employees, to provide an incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company and to allow consultants, business associates and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in success and increased value of the Company.

ADMINISTRATION

     The 1990 Plan may be administered by the Board of Directors or by a committee of the Board (the "Committee") constituted to comply with federal and state law applicable to the administration of similar plans, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The 1990 Plan currently is administered by the Board of Directors.

     Subject to the limitations on eligibility discussed below and the specific provisions of the 1990 Plan, the Board of Directors (or the Committee, as the case may be) has the full and final authority to determine which persons shall be granted incentive stock options, nonstatutory stock options or restricted shares under the 1990 Plan, the number of shares of Common Stock to be covered by each option or restricted share, the exercise price, the form of consideration and all the other terms and conditions of each option or restricted share and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1990 Plan.

Determinations of the Board of Directors (or Committee, as the case may be) as to all matters of interpretation of the 1990 Plan are final and binding upon all participants and prospective participants of the 1990 Plan.

AMENDMENT AND TERMINATION OF THE 1990 PLAN

     The Board of Directors may from time to time alter, amend, suspend or terminate the 1990 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination will be made that would impair the rights of any person under any incentive stock option, nonstatutory stock option or restricted share theretofore granted to such person without his or her consent; and, provided further, that shareholder approval of any amendment to the 1990 Plan shall be obtained to the extent necessary or advisable to comply with applicable federal or state law.

     Unless previously terminated by the Board of Directors, the 1990 Plan will terminate on October 21, 2001.

ELIGIBILITY

     Incentive Stock Options. Officers and other key employees of the Company (including directors if they are also employees of the Company), as may be determined by the Board of Directors or the Committee, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive stock options under the 1990 Plan. An employee who has been granted an incentive stock option may, if otherwise eligible, be granted an additional incentive stock option or options and receive nonstatutory stock options or restricted shares if the Board of Directors or Committee so determines.

     Nonstatutory Stock Options or Restricted Shares. Officers and other key employees of the Company, and any consultants (but not non-employee directors) will be eligible to receive nonstatutory stock options or restricted shares under the 1990 Plan. An individual who has been granted a nonstatutory stock option or restricted share may, if otherwise eligible, be granted an incentive stock option or an additional nonstatutory stock option or options or restricted shares if the Board of Directors or Committee so determines. The exercise price or the purchase price, as the case may be, will be subject to the antidilution provision of the 1990 Plan. In each case, such fair market value shall, if the Common Stock is then listed or admitted to trading on any stock exchange or national market system, including the NASDAQ National Market System, be the closing sale price on such day on the principal stock exchange or national market system on which the Common Stock is then listed or admitted to trading, or if no sale takes place on such day on such principal exchange or national market system, then the closing sale price of the Common Stock on such exchange or national market system on the last market trading day prior to the time of determination; or, if the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, be the mean between the high and the low asked prices for the Common Stock. In the absence of an established market, the fair market value of the Common Stock shall be determined in good faith by the Board of Directors (or the Committee, as the case may be) which shall consider, among other facts that it considers to be relevant, the book value of the Common Stock and the earnings of the Company.

     Subject to the foregoing limitations applicable to incentive stock options and the total number of shares reserved for issuance under the 1990 Plan, no maximum or minimum limitation exists with respect to the number of shares of Common Stock for which stock options or restricted shares may be granted or offered to any one person under the 1990 Plan.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES

     Exercise and Purchase Price. The exercise price of the shares of Common Stock covered by each incentive stock option granted under the 1990 Plan shall not be less than the fair market value of such shares on the date on which the incentive stock option is granted, and the exercise price in the case of nonstatutory stock options granted to an employee shall not be less than 85% of the fair market value of such shares on the date on which the nonstatutory stock option is granted; provided, however, that the exercise price with respect to incentive options and nonstatutory stock options shall not be less than 110% of fair market value if the person to whom shares are granted owns 10% or more of the outstanding voting stock of the Company (a "10% shareholder"). The purchase price of restricted shares granted under the 1990 Plan shall not be less than 50% of the fair market value of such shares as of the date of the offer.

     Payment. Payment for shares upon exercise of an option or upon issuance of restricted shares must be made in full at the time of exercise of the option or issuance of the restricted shares. The form of consideration payable upon exercise of an option or purchase of restricted shares shall, at the discretion of the Board of Directors (or the Committee, as the case may be) be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase as described under the caption "Eligibility -- Nonstatutory Stock Options or Restricted Shares" above; (iii) by the issuance of a promissory note acceptable to the Board of Directors (or the Committee, as the case may be); or (iv) pursuant to other methods described in the 1990 Plan.

     Exercise of Options and Purchase of Restricted Shares. The Board of Directors (or the Committee, as the case may be) has discretionary authority at the time an option is granted under the 1990 Plan to determine when and in what increments shares covered by the option may be purchased. An option may be granted on terms providing that it will be exercisable either in whole or in part at any time during its term or only in specified percentages at stated time periods or intervals during the term of the option. The Board of Directors (or the Committee, as the case may be) also may accelerate any optionee's right to exercise options granted under the 1990 Plan. The Board of Directors (or the Committee, as the case may be) also has discretionary authority to specify the terms and conditions under which the restricted shares are issued.

     Terms of Options. The term of each option granted under the 1990 Plan is determined by the Board of Directors (or the Committee, as the case may be) at the time the option is granted; provided, however, that no incentive stock option granted under the 1990 Plan may have a term in excess of ten years; and provided further, that no option granted under the 1990 Plan to a 10% shareholder may have a term in excess of five years.

     Termination of Employment or Consulting Relationships Other Than by Death or Disability. In the event of termination of an optionee's employment or consulting relationship with the Company, (i) all options granted to any such optionee pursuant to the 1990 Plan that are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all options granted to any such optionee pursuant to the 1990 Plan that are exercisable at the date of such cessation may be exercised at any time within 90 days of the date of such cessation, but in any event no later than the date of expiration of the option, and, if not so exercised within such time, shall become void and of no effect at the end of such time.

     Termination of Employee or Consultant by Reason of Death or Disability. Generally, in the event of the termination of an optionee's employment or consulting relationship with the Company by reason of his or her death or disability, all options granted to such optionee under the 1990 Plan that are exercisable at the date of such termination may be exercised at any time within 12 months after the optionee's death or disability, but in any event no later than the expiration date of the option, by such optionee or, in the event of death, by the executors or administrators of such optionee's estate or any person or persons who have acquired such optionee's options by bequest or inheritance. All options granted to such optionee that are not exercisable at the date of such termination shall become void and of no effect as of such date.

     Continuation of Employment. Neither the 1990 Plan nor the granting of any incentive stock option, nonstatutory stock option or restricted share under the 1990 Plan imposes any obligation on the Company to continue the employment of any optionee or offeree.

     No Obligation to Exercise Option or Issue Restricted Share. Neither the granting of an incentive stock option or nonstatutory stock option nor the offer of a restricted share under the 1990 Plan shall impose any obligation upon the optionee to exercise such incentive stock option or nonstatutory stock option or upon the offeree to purchase such restricted shares.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

     In the event that the outstanding shares of Common Stock are increased or decreased by reason of recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or any other change in the corporate structure of the Company effected without receipt of consideration by the Company while the 1990 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number of shares subject to the 1990 Plan, and the number of shares and the price per share subject to outstanding incentive stock options, nonstatutory stock options and restricted shares, in order to preserve, but not to increase, the benefits to persons then holding incentive stock options, nonstatutory stock options or restricted shares.

     In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify each optionee at least 15 days prior to such proposed action and, to the extent not exercised prior thereto, all options granted under the 1990 Plan shall terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event that the Company at any time proposes to enter into a merger with or into another corporation, provision shall be made in connection with such transaction for the assumption of options theretofore granted or for the substitution of equivalent options by such successor corporation. If such provision is not made in such transaction for the assumption of such options or the substitution of equivalent options by the successor corporation, then the Board of Directors or the Committee shall cause notice of the proposed transaction to be given to each optionee and shall further notify each optionee that his or her options shall be exercisable for a period of 15 days from the date of such notice, and that all options granted under the 1990 Plan shall terminate on the expiration date of such notice, and that all options granted under the 1990 Plan shall terminate on the expiration of such period.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences of participation in the 1990 Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Long-term capital gain is taxed at a maximum federal income tax rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gain is taxed at a maximum federal income tax rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Restricted Stock. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such time, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by such purchaser. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of restricted stock and the Company with respect to the grant and exercise of options and the purchase of restricted stock pursuant to the 1990 Plan. It does not purport to be complete, and does not discuss the tax consequences of the death of the optionee or holder or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee or holder may reside.

                                 PROPOSAL THREE

                     AMENDMENT TO COMPANY'S 1995 STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     Subject to approval by the Company's shareholders, the Board of Directors amended the Company's 1995 Stock Plan for Non-Employee Directors (the "Non-Employee Plan") on August 17, 2000 to increase the number of shares of Common Stock issuable under the Non-Employee Plan by 100,000 shares of Common Stock, and to reserve the additional shares for issuance under the Non-Employee Plan, bringing the total number of shares of Common Stock subject to the Non-Employee Plan to 250,000.

     Approval of the adoption of the amendment to the Non-Employee Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE NON-EMPLOYEE PLAN ADDING 100,000 SHARES OF COMMON STOCK TO THE POOL OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

     The essential features of the Non-Employee Plan are summarized below. The summary does not purport to be a complete description of the Non-Employee Plan. The Company's shareholders may obtain a copy of the Non-Employee Plan upon written request to the Secretary of the Company.

PLAN ACTIVITY

     As of September 27, 2000, without taking into account the proposed amendments to the 1995 Plan, 10,000 shares remained available for future grants from the 150,000, shares reserved for issuance under the Company's 1995 Non-Employee Stock Plan.

     The four non-employee directors in 1999, Mr. Connors, Mr. Currie, Mr. Kaufman and Mr. McManus, each received a stock option grant of 5,000 shares. The weighted average of such shares was $1.75.

                           GENERAL NATURE AND PURPOSE

     The 1995 Stock Plan for Non-Employee Directors was adopted by the Board of Directors in February 1995 and approved by the Company's shareholders on August 10, 1995. Currently, the Company has reserved 150,000 shares of its Common Stock for issuance under the 1995 Plan.

     The 1995 Plan provides for each non-employee director in service upon each anniversary of such director's election to the Board of Directors is granted an option under the Non-Employer Option Plan covering 5,000 shares of Common Stock, which option shall immediately vest and become exercisable, on the date of the grant. In addition, immediately upon election, each non-employee director subsequently elected as a director of the Company shall be granted an Option under the Non-Employee Option Plan covering 25,000 shares of Common Stock, which options shall vest and become exercisable according to the following schedule:

      (i) 5,000 shares shall vest upon commencement of service as a director (the "Commencement Date");

      (ii) 15,000 shares shall vest in equal installments of 1,250 shares at the end of each calendar quarter for a three-year period commencing on the Commencement Date; and

     (iii) the remaining 5,000 shares shall vest in equal installments at 416 2/3 shares at the end of each calendar quarter for a three-year period commencing on the second anniversary of the Commencement Date.

     Each option granted under the Non-Employee Option Plan shall be exercisable at one hundred percent (100%) of the fair market value on the date of grant of the option. The exercise price, payable in full upon the exercise of the option, may be paid (i) in cash or by check; or (ii) subject to consent of the Company, by delivery of Company Stock of the Company owned by the Optionee. Options may provide for the right of the Optionee to require the Company to register the shares issuable on exercise of an option and the right to include such shares in other registrations of the Company.

     In the event that an Optionee shall cease to be a director of the Company for any reason, including death or disability, such Optionee or his heirs and personal representatives, as the case may be, shall have the right to exercise options at any time within ninety (90) days after such termination to the extent that, at the date of such termination, the Optionee's right to exercise such options had vested and had not previously been exercised. An Optionee's right to exercise the then unvested portion of his options shall terminate as of the date of termination of the Optionee's status as a director. During the lifetime of an Optionee, his options shall be exercisable only by him and shall not be assignable or transferable. In the event of the Optionee's death, no options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

     The Non-Employee Option Plan provides that it may be amended by the Company's Board of Directors; provided, however, that the Board may condition amendment on approval of stockholders if such amendment would (i) increase the number of shares of Company Stock to be issued; (ii) decrease the price at which Options may be granted; or (iii) the Non-Employee Option Plan is amended more than once in any six (6) month period. The Company has the authority to control and manage the Non-Employee Option Plan. The Non-Employee Option Plan grants the Company the following powers and authority: (i) to supervise the administration of the Non-Employee Option Plan and control its operations; (ii) designate agents to carry out responsibilities relating to the Non-Employee Option Plan;
(iii) to administer, interpret, construe and apply the Non-Employee Option Plan and answer all questions by Participants or any other persons; (iv) to establish rules and procedures to administer and effectuate the Company's responsibilities under the Non-Employee Option Plan; and (v) to perform or cause to be performed such further acts necessary, appropriate or convenient for the operation of the Plan.

     The purposes of the 1995 Plan are to enable the Company to retain the services of existing members of the Board of Directors and to attract and retain new members to the Board of Directors.

     The terms of the Non-Employee Option Plan require shareholder approval of the Plan prior to its effectiveness. Such approval is being sought because the Board values the shareholders' advice and consent on such matters and also for purposes of complying with certain securities laws, regulations of the National Association of Securities Dealers, Inc., and stock exchange regulations in anticipation of future possible listing on exchanges. Shareholder approval also is being sought in order that the grant of options to directors pursuant to the Non-Employee Option Plan will be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, and to qualify the grantees under the Non-Employee Option Plan as disinterested persons for purposes of serving on the Board of Directors or a committee of the Board administering equity participation plans. Generally, in the context of the Non-Employee Option Plan, Section 16(b) provides for forfeiture of any profit realized by any Participant from any combination of purchase and sale of Common Stock within a six month period. Exemption from the application of Section 16(b) is conditioned upon obtaining the approval of the Non-Employee Option Plan by the shareholders of the Company and the satisfaction by the Company and the Non-Employee Option Plan of certain other conditions.

     The Company's Common Stock is quoted in the NASDAQ SmallCap Market under the symbol DCSR. On the Record Date, the last reported sales price for the
Common Stock was           per share.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The Company believes the following is a brief summary of the tax effects under the Internal Revenue Code of 1986, as amended (the "Code"), which may accrue to Participants and to the Company.

     There is generally no income tax due by the optionee upon grant of an option under the Non-Employee Plan. Upon exercise of the option, the optionee is taxed at ordinary income tax rates on the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price (the "spread"). Upon exercise of the option, the optionee's capital gain holding period begins, and the optionee receives an income tax basis in the shares equal to their then fair market value. The optionee must hold the shares for at least one year to obtain long-term capital gain treatment on any appreciation of the shares after exercise.

                                 PROPOSAL FOUR

                     AMENDMENT TO ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

INTRODUCTION

     Currently, Article III of our Amended and Restated Articles of Incorporation, (the "Articles"), authorize us to issue up to 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On August 17, 2000, our Board of Directors approved an amendment to the Articles (the "Amendment") to increase the number of shares of Common Stock authorized for issuance under the Articles by 20,000,000 shares to a total of 40,000,000 shares. If the Amendment is approved, it will become effective upon the filing of the Amendment with the California Secretary of State.

CURRENT USE OF SHARES

     As of September 27, 2000, we had approximately 17,771,767 outstanding common and preferred stock and common stock warrants outstanding; and approximately 1,500,000 shares reserved for issuance under our 1990 Plan and Non-Employee Plan, of which approximately 1,130,000 are covered by outstanding and unexercised options and approximately 150,000 are available for grant or purchase. Therefore, our total share requirement is 19,051,767 shares (the "Share Requirement"). We also wish to increase the number of shares of our Common Stock reserved for issuance: (i) under our 1990 Plan by 250,000 shares as described in more detail in Proposal Two, and (ii) under our Non-Employee Plan by 100,000 shares as described in more detail in Proposal Three. In the event shareholder approval of this proposal and Proposals Two and Three are obtained, following the effectiveness of the Amendment, the Share Requirement would increase to 19,401,767 and, accordingly, we would have a total of 20,598,233 authorized and unissued shares remaining available pursuant to its Articles.

PURPOSE OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the availability of additional authorized but unissued shares of Common Stock will provide us with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future. Such future activities may include raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under our existing employee stock plans, splitting our stock and making acquisitions through the use of stock. Other than with respect to the amendments to the 1990 Plan and the Non-Employee Plan and as permitted or required under our existing employee stock plans, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional shares of Common Stock for any purposes. However, the Company anticipates that it will issue additional shares of Preferred Stock during the next twelve months to finance its operations. The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board of Directors.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     If the shareholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the shareholders, except as provided under California corporate law or under the rules of any national securities exchange on which our shares are then listed. Under our Articles, our shareholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current shareholders do not have a prior right to purchase any new issue of capital stock to maintain their proportionate ownership of our Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Disc by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of Disc and our shareholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of DISC's business. However, the Board of Directors is not aware of any attempt to take control of DISC and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

                                 PROPOSAL FIVE

                            APPOINTMENT OF AUDITORS

     The Board of Directors has approved a resolution retaining PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS.

     The Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment of independent auditors.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 2001 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 8, 2001. Any such proposal must be submitted in writing to the attention of the Company's Corporate Secretary at 372 Turquoise Street, Milpitas, California 95035. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, the Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer. If the Company is not notified of a shareholder proposal by May 22, 2001, then the proxies held by the management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors
                                          J. Richard Ellis
                                          Chairman of the Board, President and
                                          Chief Executive Officer

September 30, 2000

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1999 is being mailed concurrently with this Proxy Statement to all shareholders of record as of September 27, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, AT DISC, INC., 372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035.

PROXY

                                   DISC, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                NOVEMBER 9, 2000

The undersigned shareholder of DISC, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated September 30, 2000, and hereby nominates, constitutes and appoints J. Richard Ellis and Henry Madrid, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Shareholders of the Company to be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on November 9, 2000, at 9:00 A.M., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your vote as
                                                               indicated in  [X]
                                                               this example.


                                          FOR                    WITHHELD
THE DIRECTORS RECOMMEND A      all nominees listed below         AUTHORITY
VOTE "FOR" ITEMS 1, 2 ,3,        (except as marked to         to vote for all
4 AND 5.                          the contrary below)      nominees listed below
                                          [ ]                       [ ]
1. ELECTION OF DIRECTORS:
Election of the following
nominees as directors: Frank T. Connors, Michael D. Kaufman,
F. Rigdon Currie, Arch J. McGill, Michael A. McManus, Jr.
and J. Richard Ellis.
(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2. INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED   [ ]     [ ]       [ ]
   FOR ISSUANCE UNDER THE COMPANY'S 1990 STOCK PLAN
   TO 1,600,000.

                                                        FOR   AGAINST   ABSTAIN
3. INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED   [ ]     [ ]       [ ]
   FOR ISSUANCE UNDER THE COMPANY'S 1995 STOCK PLAN
   FOR NON-EMPLOYEE DIRECTORS TO 250,000.

                                                        FOR   AGAINST   ABSTAIN
4. INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON   [ ]     [ ]       [ ]
   STOCK TO 40,000,000.

                                                        FOR   AGAINST   ABSTAIN
5. APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS    [ ]     [ ]       [ ]
   LLP AS INDEPENDENT AUDITORS:

5. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


IMPORTANT -- PLEASE SIGN AND DATE AND RETURN PROMPTLY.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS SIDE OF THIS PROXY, "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1990 STOCK PLAN TO 1,600,000, "FOR" THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S PLAN FOR NON-EMPLOYEE DIRECTORS TO 250,000, "FOR" THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 40,000,000, "FOR" APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
                              AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                              WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature(s)                                                    Date
            ---------------------------------------------------     -----------

PRINT NAME(s)
             -------------------------------------------------------------------

NOTE: Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should so indicate and state their full titles as such. If shares are held by joint tenants or as community property, each holder should sign.

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